UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2006

U.S. GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-9137	84-0796160
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

2201 Kipling Street, Suite 100
Lakewood, CO 80215-1545

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:     (303) 238-1438

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On March 1, 2006, Richard F. Mauro resigned as a director of U.S. Gold Corporation (“the Company”) effective immediately.  Mr. Mauro’s term was due to expire at the next annual meeting of shareholders.

                A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of the Exhibit
Exhibit 99.1	Press release by U.S. Gold Corporation dated March 3, 2006

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

                The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC.  Many of these factors are beyond the Company’s ability to control or predict.  The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Exhibit Index

                The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit
99.1	Press Release dated March 3, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. GOLD CORPORATION

Date: March 3, 2006	By:	/s/ William F. Pass
William F. Pass, Vice President, Chief Financial
Officer and Secretary